EXHIBIT 10.15
                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 23rd day of March, 1998, by and between Mercantile Bank ("Mercantile"), and SunTrust Bank, Nature Coast ("SunTrust"), and is made with reference to the following:

         Mercantile is a State Bank, having trust powers and authorized to act as a corporate fiduciary in the State of Florida. Mercantile no longer wishes to act as fiduciary on individual fiduciary accounts but does wish to keep its charter for other fiduciary purposes. SunTrust is a State Bank, having trust powers, authorized to act as a corporate fiduciary in the State of Florida, current doing business and providing trust services in Pasco, Hernando, and Citrus Counties.

         SunTrust wishes to acquire from Mercantile and Mercantile wishes to transfer to SunTrust the right to be substituted as the fiduciary of those fiduciary accounts for which Mercantile is presently the fiduciary. SunTrust wishes to acquire and Mercantile wishes to transfer and assign to SunTrust any and all nominations of Mercantile as Personal Representative, Co-Personal Representative, Trustee, Co-Trustee, Successor Trustee, or Successor Co-Trustee in any document presently held by Mercantile in which Mercantile is nominated as said fiduciary.

         SunTrust also wishes to solicit prospective fiduciary nominations and appointments in documents held by Mercantile that currently appoint Mercantile in a fiduciary capacity and Mercantile wishes to cooperate in attempting to procure SunTrust's substitution as fiduciary in any document currently held in Mercantile's Will and Deferred Trust files, and now, therefore, in consideration of the mutual promises and covenants set forth herein Mercantile and SunTrust hereby agree as follows:

         1. SunTrust agrees to pay to Mercantile ("Purchase Price") an amount equal to 2.30 times the annual fees currently being collected by Mercantile on each fiduciary account listed on Attachment A that is transferred or assigned from Mercantile to SunTrust as Trustee, Co-Trustee, or any other fiduciary capacity. The fee for each account that is transferred from Mercantile to SunTrust will be calculated by applying Mercantile's previously provided fee schedule to the assets and income of each such fiduciary account at the time that it is transferred from Mercantile to SunTrust. Mercantile will undertake to use its best efforts, where necessary, to encourage those parties-in-interest in fiduciary accounts to transfer those accounts to SunTrust and Mercantile will provide reasonable assistance in the transfer process. The purchase price as hereinabove described, will be paid to Mercantile by SunTrust within thirty days after the assets of an account that is transferring from Mercantile to SunTrust are received by SunTrust in deliverable form.


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         2. In order to facilitate the transfer of the accounts from Mercantile to SunTrust, SunTrust will offer a ten percent discount to its normal market value fee schedule to fiduciary accounts or parties-in-interest that are affected by the transfer for a period of two years and SunTrust will also offer a discount of $120 to its normal base fee to such accounts for the same two year period.

         3. Mercantile's trust employees will remain at their present location until May 15, 1998. Mercantile will transfer to SunTrust all applicable account records, files, and assets at the time the accounts are transferred from Mercantile to SunTrust.

         4. Mercantile, to the extent allowed by law, hereby assigns and transfers to SunTrust all rights and interest that it may have to any Wills or Deferred Trusts that appoint Mercantile as Personal Representative, Co-Personal Representative, Trustee, Co-Trustee, Successor Trustee, or Successor Co-Trustee.

         Mercantile shall cooperate with SunTrust in attempting to obtain the substituted nomination of SunTrust in any prospective fiduciary appointments (hereinafter referred to as prospective appointments), held in any document in Mercantile's "Will and Deferred Trust files" and Mercantile shall deliver such file upon said substitution.

         The term "prospective fiduciary appointment" means nomination of Mercantile in a fiduciary capacity in any documents held by Mercantile which has not come to fruition but in which Mercantile is nominated as Personal Representative, Co-Personal Representative, Successor Co-Personal
Representative, Trustee, Co-Trustee, Successor Trustee, or Successor Co-Trustee.

         5. This Agreement represents an exclusive arrangement between Mercantile and SunTrust. Mercantile agrees that it will not enter into any agreement with any other bank, trust company, national association, nor individual for the transfer and assignment of any documents currently held in Mercantile's "Will and Deferred Trust files" nor any fiduciary accounts currently under fiduciary administration by Mercantile.

         6. Upon completion of the transfers referred to herein, Mercantile agrees to cease providing individual fiduciary services in Pasco County, Florida.

         7. The signing of this agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         8. Mercantile has no knowledge of any contingent liabilities relating to the accounts listed on Attachment A.

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         9. Any notice or any other communication regarding this agreement should be addressed to:

         To SunTrust:               Robert A. Barnett
                                    Executive Vice President and
                                      Senior Trust Officer
                                    SunTrust Bank, Nature Coast
                                    Post Office Box 578
                                    Brooksville, Florida 34605-0578

         To Mercantile:             Barry K. Miller
                                    Executive Vice President
                                    Mercantile Bank
                                    Post Office Box 20006
                                    St. Petersburg, Florida 33742-0006

         10. Any controversy or claim arising out of or relating to this agreement will be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment on the arbitration award may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this agreement on the date hereinabove set forth.

                                         MERCANTILE BANK
ATTEST:

                                       By: /s/ BARRY K. MILLER
/s/ KAY L. BONENFANT                       ----------------------------
-----------------------                    BARRY K. MILLER
Kay L. Bonenfant                           Title: Executive Vice President



                                       SUNTRUST BANK, NATURE COAST

ATTEST:
                                       By: /s/ ROBERT A. BARNETT
                                          --------------------------
                                          ROBERTA. BARNETT
/s/ BARBARA A. REVELS
-----------------------
Barbara A. Revels
Vice President and Trust Officer
                                       Title: Executive Vice President and
                                                Senior Trust Officer